                                                                    EXHIBIT 99.1

                            (CIVITAS BANKGROUP LOGO)

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                       Contact:   Aimee Punessen,
---------------------                                  Investor Relations
                                                       615.236.7454


                     CIVITAS REPORTS ASSET AND PROFIT GROWTH


FRANKLIN, Tenn. (April 20, 2006) -- Civitas BankGroup (OTC: CVBG) reported net income of $3.2 million for the first quarter 2006. Growth in assets, loans, and deposits was strong.

Net income for the first quarter 2006 included a non-recurring $2.1 million (after tax) gain related to the company's sale of its 50% interest in the Murray (Kentucky) Bank. Earnings for the first quarter 2006, excluding this gain, was $1.1 million.

Income from continuing operations for the first quarter 2005 was $903 thousand. Total net income for the first quarter 2005 was $3.7 million, including a $2.7 million after tax gain from the sale of the company's Collierville (Tennessee) bank.

For the fourth quarter 2005, Civitas BankGroup earned $1.0 million from continuing operations.

"In spite of the impact of growth-related expenses and large, non-recurring items related to the sale of subsidiaries, our core or basic earnings increased in the first quarter 2006 by almost 20% over the comparable period in 2005," commented Richard Herrington, President of Civitas BankGroup.

"Our complete focus is now Middle Tennessee. We have added key bankers and our preparations for expansion continue. Cumberland Bank, our Middle Tennessee bank, will open a new banking center in Hendersonville this quarter and plans to open a Murfreesboro office shortly. In both cases, our new bankers for these markets are already working with us."

"Earnings, however, have been negatively impacted by national interest rate markets, characterized by a flat or inverted yield curve and rapidly rising short-term interest rates. This has negatively impacted our earnings as we have rebuilt our balance sheet and shifted our funding philosophy away from long-term, high cost certificates of deposits."

Loans, deposits, and assets have all grown materially at Cumberland Bank. Compared to March 31, 2005, loans have increased $63 million (14.1%), deposits have increased $38 million (6.4%), and assets have grown to $778 million, an increase of 8.4%.

"The first quarter 2006 was an exceptional growth quarter for Cumberland Bank," explained Herrington. "Compared to year-end, loans grew at a 23.4% annualized growth rate and deposits increased at an 18.5% annualized growth rate. The results of our expansion into Hendersonville and Murfreesboro will materialize later in 2006."

Non-performing assets held steady in the first quarter, ending at $2.6 million. The total of non-performing assets (non-accrual loans and foreclosed properties) was $5.9 million at March 31, 2005.

"We feel that our significant problem asset issues are behind us," added Herrington. "Our asset quality ratios put us in a leadership position among banks. For example, our delinquency ratio finished the quarter below 0.6% of loans, which is less than half of our peer group average."

"We are in the fourth year of our rebuilding program, and we are pleased with the results," said Herrington. "Since year-end 2002, we have achieved three key objectives. First, we have eliminated the vast majority of our problem loan issues and implemented an appropriate credit culture. Second, we have significantly grown Cumberland Bank, increasing assets from $468 million at year-end 2002 to $778 million at March 31, 2006. Finally, while sacrificing short-term earnings to solve problems and build a strong foundation, we have increased core earnings and developed a positive trend in profits and profitability. To accomplish these three objectives at the same time is remarkable."

On March 31, 2006, Civitas completed the sale of its 50% ownership position in The Murray Bank to BancKentucky, the other 50% owner of the bank.

Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. The company also owns 50% of Nashville's Insurors Bank.

                                     --30--

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



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
                             CIVITAS BANKGROUP, INC.
                           (all dollars in thousands)
                                  (unaudited)



                                                               March 31,      December 31,
                                                                 2006            2005          % Change
                                                               ---------       ---------       --------
BALANCE SHEET SUMMARY
      Assets
           Cash and Cash Equivalents                           $  32,862       $  31,510          4.3%
           Federal Funds Sold & Interest Bearing Deposits          2,170           3,657        -40.7%
           Investment Securities                                 209,290         205,170          2.0%
           Loans                                                 508,244         480,141          5.9%
           Allowance for Loan Losses                              (5,041)         (4,765)         5.8%
                                                               ---------       ---------        -----
           Net Loans                                             503,203         475,376          5.9%
           Fixed Assets                                           13,830          14,025         -1.4%
           Foreclosed Properties                                     181             346        -47.7%
           Other Assets                                           21,228          19,432          9.2%
                                                               ---------       ---------        -----
                Total Assets                                   $ 782,764       $ 749,516          4.4%
                                                               =========       =========        =====


      Liabilities and Shareholders' Equity
           Deposits                                            $ 628,518       $ 600,766          4.6%
           Subordinated Debentures                                17,000          17,000          0.0%
           Repurchase Agreements and Other Borrowings             81,691          80,452          1.5%
           Other Liabilities                                       5,529           4,073         35.7%
           Shareholders' Equity                                   50,026          47,225          5.9%
                                                               ---------       ---------        -----
                Total Liabilities, Equity                      $ 782,764       $ 749,516          4.4%
                                                               =========       =========        =====










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


                             CIVITAS BANKGROUP, INC.
                (all dollars in thousands except per share data)
                                   (unaudited)

                                                             Three Months Ended March 31,
                                                         2006            2005           % Change
                                                      -----------      -----------      --------
INCOME STATEMENT
      Interest Income                                 $    11,664      $     9,252         26.1%
      Interest Expense                                      6,015            4,150         44.9%
                                                      -----------      -----------       -------
      Net Interest Income                                   5,649            5,102         10.7%
      Provision for Loan Losses                               328              333         -1.5%
      Non-Interest Income                                   4,899            1,966        149.2%
      Non-Interest Expense                                  5,199            5,439         -4.4%
                                                      -----------      -----------       ------
      Income Before Taxes                                   5,021            1,296        287.4%
      Income Taxes                                          1,820              393        363.1%
                                                      -----------      -----------       ------
      Income from continuing operations*              $     3,201      $       903        254.5%
                                                      ===========      ===========       ======
      Income from discontinued operations                    --                 82       -100.0%
      Gain on sale of discontinued operations                --              2,693       -100.0%
                                                      -----------      -----------       ------
      Net Income                                            3,201            3,678        -13.0%
                                                      ===========      ===========       ======

PER SHARE DATA
      Income - Basic - Continuing Operations          $      0.20      $      0.05        278.7%
      Income - Diluted - Continuing Operations               0.20             0.05        280.4%

      Income - Basic - Discontinued Operations               --               0.16       -100.0%
      Income - Diluted - Discontinued Operations             --               0.16       -100.0%

      Income - Basic                                         0.20             0.22         -7.9%
      Income - Diluted                                       0.20             0.22         -7.5%

      Common Book Value per Share                            3.15             2.78         13.3%

WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                                            15,857,162       16,942,208         -6.4%
      Diluted                                          15,858,786       17,019,761         -6.8%

      * Includes $2.1 million after tax gain on sale of The Murray Bank for 2006







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


                             CIVITAS BANKGROUP, INC.
                           (all dollars in thousands)
                                  (unauditied)



                                                                     Three Months Ended
                                                                         March 31,
                                                                    2006          2005
                                                                  --------       --------
AVERAGE BALANCES
      Loans                                                       $509,081       $441,237
      Investment Securities                                        214,527        204,516
      Earning Assets                                               728,007        661,633
      Total Assets of Discontinued Operations                         --          131,749
      Total Assets                                                 788,017        843,003

      Demand Deposits                                             $ 59,592       $ 62,797
      Interest-Bearing Deposits                                    572,631        513,293
      Total Deposits of Discontinued Operations                       --          108,218
      Total Deposits                                               632,223        684,308
      Shareholders' Equity                                          47,678         57,835


KEY PERFORMANCE RATIOS - CONTINUING OPERATIONS (ANNUALIZED)*
      Return on Average Assets                                        1.62%          0.51%
      Return on Average Equity                                       26.86%          6.63%
      Net Interest Margin                                             3.10%          3.08%
      Efficiency Ratio                                               49.29%         76.95%


ASSET QUALITY DATA - CONTINUING OPERATIONS
      Nonperforming Assets                                           2,590          5,912
      Allowance for Loan Losses                                      5,041          4,611
      Net Charge-Offs                                                   52            150

      Nonperforming Assets to Period-
           End Loans                                                  0.51%          1.32%
      Allowance for Loan Losses to
           Period-End Loans                                           0.99%          1.03%
      Net Charge-Offs to Average
           Loans                                                      0.04%          0.14%

* Calculations include $2.1 million after tax gain on sale of The Murray Bank for 2006






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